Exhibit 10.1

                              SETTLEMENT AGREEMENT

     This Settlement Agreement is made and entered into as of May 13, 2007 (the "Effective Date") by and between Adept Technology, Inc. ("Adept"), on the one hand, and Crosslink Ventures IV, L.P., Offshore Crosslink Omega Ventures IV (a Cayman Islands Unit Trust), Crosslink Omega Ventures IV GmbH & Co. KG, Omega Bayview IV, L.L.C., and Crosslink Crossover Fund IV, L.P. (collectively the "Crosslink Parties") on the other hand. Adept and the Crosslink Parties are each sometimes referred to herein as a "Party" and collectively as "the Parties."

                                    RECITALS

     A. WHEREAS, on or about June 9, 2006, Adept and the Crosslink Parties entered into a Common Stock Purchase Agreement of even date (the "Stock Purchase Agreement"), pursuant to which the Crosslink Parties purchased 731,251 shares of Adept common stock for an aggregate purchase price of approximately ten million U.S. dollars ($10,000,000.00);

     B. WHEREAS, on or about each of October 17, October 19, and October 20, 2006, Adept filed amendments to certain previously filed Quarterly Reports on Form 10-Q following its accounting review (the "Restated Financial Reports");

     C. WHEREAS, as a result of Adept's accounting review and subsequent SEC filings, the Crosslink Parties asserted a basis for claims for breach of certain representations and warranties of Adept in the Stock Purchase Agreement and other claims;

     D. WHEREAS, Adept denied and continues to deny any and all claims of the Crosslink Parties;

     E. NOW THEREFORE, for good and valuable consideration, for the purpose of settling disputed claims without litigation, and without admission of any fault or liability on the part of any Party whatsoever, the Parties hereby agree as follows:

                                    AGREEMENT

     1. Transfer of Shares in Settlement of Dispute. In full and final settlement of any and all claims that any of the Crosslink Parties have or may have against Adept or any of the Crosslink Releasees (hereinafter defined), Adept shall issue and transfer to the Crosslink Parties an aggregate total of 225,000 shares of Adept common stock (in the aggregate, the "Shares"), without representations, warranties, registration, informational or any other contractual rights except as explicitly set forth herein. The Shares shall be issued to the Crosslink Parties, in lieu of any cash consideration, as follows:
109,545 of the Shares to Crosslink Ventures IV, L.P., 35,266 of the Shares to Offshore Crosslink Omega Ventures IV (a Cayman Islands Unit Trust), 4,583 of the Shares to Crosslink Omega Ventures IV GmbH & Co. KG, 8,685 of the Shares to Omega Bayview IV, L.L.C., and 66,921 of the Shares to Crosslink Crossover Fund IV, L.P. Registration rights shall be as set forth in the Registration Rights Agreement with respect to the Shares attached hereto as Exhibit A.

     2. No Assignment of Claims. Each of the Crosslink Parties represents and warrants to Adept, and Adept represents and warrants to each of the Crosslink Parties, that it has not hypothecated or otherwise encumbered or assigned any claim or cause of action against the other or against any of its respective Releasees (hereinafter defined).

     3. No Legal Proceedings. Each of the Crosslink Parties represents and warrants to Adept, and Adept represents and warrants to each of the Crosslink Parties, that it has not instituted any legal proceeding against the other or against any of its respective Releasees (hereinafter defined).

     4. Authority to Enter Into Settlement Agreement. Each Party represents and warrants to the other Parties that it full power and authority to enter into this Settlement Agreement; that this Settlement Agreement has been duly and validly authorized, executed and delivered on behalf of such Party; and that this Settlement Agreement is a valid and binding agreement of such Party enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

     5. Reliance on Independent Legal Advice. Each Party represents and warrants to the other Parties:

                (a) That it has received advice from his or its own respective, independent legal counsel prior to its execution of this Settlement Agreement;

                (b) That the legal nature and effect of this Settlement Agreement has been explained to it by its respective counsel;

                (c) That it fully understands the terms and provisions of this Settlement Agreement and the nature and effect thereof;

                (d) That it is relying solely on the advice of its own legal counsel in executing this Settlement Agreement;

                (e) That it has not relied upon any representation or statement of any other Party or counsel for any other Party not contained in this Settlement Agreement;

                (f) That it has carefully read this Settlement Agreement, knows the contents thereof, and is executing the same freely and voluntarily; and

                (g) That it is aware that it or its respective attorneys may hereafter discover facts different from or in addition to the facts that they now know or believe to be true with respect to the subject matter hereof, but that its intention is to fully and finally release its respective Releasees (hereinafter defined) to the full extent of the Mutual Releases contained in this Settlement Agreement.

     6.         Adept Representations Regarding the Shares.

                Adept represents and warrants to each of the Crosslink Parties that (a) Adept has all corporate power and authority to engage in the transactions contemplated by this Settlement Agreement, (b) the Shares to be issued pursuant to this Settlement Agreement are, or will be upon issuance, duly authorized, validly issued and fully paid, (c) in reliance, in part, upon the accuracy of the representations in Section 7, the Shares are, or shall be, issued pursuant to an exemption from registration under applicable securities laws, free and clear of any liens or encumbrances other than any created by the Crosslink Parties or applicable securities laws, (d) there are no consents, approvals, filings or notices of any governmental or third party necessary to be obtained or made by Adept in connection with this Agreement (other than current or periodic reports under the Securities and Exchange Act of 1934, as amended, and other than pursuant to applicable securities laws or filings with the Nasdaq Global Market) and (e) assuming all filings and disclosures pursuant to applicable securities laws are completed, the execution, delivery and performance by Adept of this Agreement does not violate, breach or conflict with Adept's certificate of incorporation, bylaws, or any judgment, decree, order, statute, law, rule or regulation applicable to Adept.

     7.         Crosslink Parties Securities Laws Representations.

     Each Crosslink Party hereby severally represents and warrants to Adept as follows:

                (a) Purchase for Own Account, Etc. Such Crosslink Party is acquiring its respective portion of the Shares for such Crosslink Party's own account for investment purposes only and not with a present view towards the public sale or distribution thereof except for sales duly registered under the Securities Act. Such Crosslink Party is not a registered broker/dealer, nor is an affiliate of a registered broker/dealer and such Crosslink Party does not have any agreement or understanding, directly or indirectly, with any person regarding the sale or distribution of the Shares or any common stock of Adept ("Common Stock"), except this Settlement Agreement. Such Crosslink Party understands that it must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

                (b) Accredited Investor Status. Such Crosslink Party is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D, and was not organized for the purpose of this investment.

                (c) Reliance on Exemptions. Such Crosslink Party understands that the Shares are being issued to such Crosslink Party in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Adept is relying upon the truth and accuracy of, and such Crosslink Party's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Crosslink Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Crosslink Party to acquire the Shares.

                (d) Governmental Review. Such Crosslink Party understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                (e) Transfer or Resale. Such Crosslink Party understands that
(i) the sale or resale of the Shares have not been and are not being registered under the Securities Act or any state securities laws, and the Shares may not be transferred unless (A) the Crosslink Party shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (B) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or
(C) sold or transferred to an affiliate or limited partner of the Crosslink Party who agrees to sell or otherwise transfer the Shares only in accordance with the provisions of this Section and who is an Accredited Investor. Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations, including all applicable securities laws.

                (f) Legend. Each of the Crosslink Parties understands that until such time as the Shares issued pursuant to this Agreement may have been registered under the Securities Act or otherwise may be sold by the Crosslink Party under Rule 144(k), certificates for the Shares may bear a restrictive legend in substantially the following form:

                The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.


     The legend set forth above shall be removed and Adept shall issue (or instruct the transfer agent to issue) a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by state securities laws, (a) such holder provides Adept with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act; or (b) such holder provides Adept with reasonable assurances that such Shares can be sold under Rule 144(k).

                (g) Residency. Such Crosslink Party is a resident of the jurisdiction set forth under the name of such Crosslink Party on Schedule I to the Stock Purchase Agreement.

                (h) Execution, Delivery, Performance. There are no consents, approvals, filings or notices of any governmental or third party necessary to be obtained or made by such Crosslink Party in connection with this Agreement (other than current or periodic reports under the Securities and Exchange Act of 1934, as amended) and the execution, delivery and performance by such Crosslink Party of this Agreement does not violate, breach or conflict with any certificate of incorporation, bylaw, operating agreement or other similar governing document, judgment, decree, order, statute, law, rule or regulation applicable to such Crosslink Party.

     8. Termination of Representations and Warranties Under Stock Purchase Agreement. Each of the Parties hereto agrees that the representations and warranties and the agreements and covenants in the Stock Purchase Agreement, and all indemnification obligations with respect thereto, that would have otherwise expired or terminated one (1) year following the Closing of the Stock Purchase Agreement, shall be deemed to have expired and terminated instead on the Effective Date of this Settlement Agreement. This Agreement does not supercede or amend the Stock Purchase Agreement in any other respect.

     9. Waiver of Civil Code ss. 1542. Each of the Crosslink Parties represents and warrants to Adept, and Adept represents and warrants to each of the Crosslink Parties, that it has been informed of, has read, is familiar with, understands, and does hereby expressly waive all rights that it has or may have under Section 1542 of the California Civil Code and all other similar rights in other states or territories of the United States of America, or any other jurisdiction. Said Section 1542 provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

     10. Release by the Crosslink Parties of Adept. Crosslink Ventures IV, L.P., Offshore Crosslink Omega Ventures IV (a Cayman Islands Unit Trust), Crosslink Omega Ventures IV GmbH & Co. KG, Omega Bayview IV, L.L.C., and Crosslink Crossover Fund IV, L.P., for themselves, and for each of their respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns, and any past, present or future parent, subsidiary or affiliate corporations, partnerships, LLC's or other related business entities, and each of their respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "Crosslink Releasors"), do hereby release, acquit, and forever discharge Adept and its past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, accountants, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns, and any past, present or future parent, subsidiary or affiliate corporations, partnerships, LLC's or other related business entities, and each of their respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "Crosslink Releasees"), of and from any and all claims, causes of action, debts, losses, damages, obligations, liabilities, promises, representations, warranties, acts or omissions, of any kind or nature whatsoever, from the beginning of time to the Effective Date (whether at law or in equity, whether in tort or in contract, whether statutory or at common law, whether for rescission, damages, or any other relief, and whether known or unknown, suspected or unsuspected), including but not limited to any and all claims arising under the state or federal securities laws, claims for breach of the Stock Purchase Agreement, and claims for fraud, misrepresentation, negligence, breach of duty, or concealment, which have arisen, are arising, or may in the future arise out of, from, or relating to, directly or indirectly, the Stock Purchase Agreement, the shares purchased pursuant to the Stock Purchase Agreement, Adept's accounting review, financial results, SEC filings, or Restated Financial Reports, or any other matter from the beginning of time to the Effective Date; provided, however, that this Release shall not release the Crosslink Parties from any of their respective duties or obligations under this Settlement Agreement, the Registration Rights Agreement attached hereto as Exhibit A, or under those provisions of the Stock Purchase Agreement that are not addressed herein.

     11. Release by Adept of the Crosslink Parties. Adept, for itself, and for each of its respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns, and any past, present or future parent, subsidiary or affiliate corporations, partnerships, LLC's or other related business entities, and each of their respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "Adept Releasors"), does hereby release, acquit, and forever discharge Crosslink Ventures IV, L.P., Offshore Crosslink Omega Ventures IV (a Cayman Islands Unit Trust), Crosslink Omega Ventures IV GmbH & Co. KG, Omega Bayview IV, L.L.C., and Crosslink Crossover Fund IV, L.P., and each of their respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, accountants, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns, and any past, present or future parent, subsidiary or affiliate corporations, partnerships, LLC's or other related business entities, and each of their respective past, present, and future officers, directors, shareholders, heirs, administrators, executors, partners, members, insurers, sureties, attorneys, consultants, experts, employees, owners, investors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "Adept Releasees"), of and from any and all claims, causes of action, debts, losses, damages, obligations, liabilities, promises, representations, warranties, acts or omissions, of any kind or nature whatsoever, from the beginning of time to the Effective Date (whether at law or in equity, whether in tort or in contract, whether statutory or at common law, whether for rescission, damages, or any other relief, and whether known or unknown, suspected or unsuspected), including but not limited to any and all claims arising under the state or federal securities laws, claims for breach of the Stock Purchase Agreement, and claims for fraud, misrepresentation, negligence, breach of duty, or concealment, which have arisen, are arising, or may in the future arise out of, from, or relating to, directly or indirectly, the Stock Purchase Agreement, the shares purchased pursuant to the Stock Purchase Agreement, Adept's accounting review, financial results, SEC filings, or Restated Financial Reports, or any other matter from the beginning of time to the Effective Date; provided, however, that this Release shall not release Adept from any of its duties or obligations under this Settlement Agreement, the Registration Rights Agreement attached hereto as Exhibit A, or under those provisions of the Stock Purchase Agreement that are not addressed herein.

     12. Covenant Not To Sue. Except for the enforcement of this Settlement Agreement, each of the Parties, for itself, and for its respective Releasors (hereinbefore defined) hereby covenants not to sue any of the other Parties or their respective Releasees (hereinbefore defined) based on any claim covered by the foregoing Mutual Releases.

     13. Governing Law; Jurisdiction. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Adept and the Crosslink Parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Settlement Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Adept and the Crosslink Parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Parties further agree that service of process upon the other Party mailed by first class mail shall be deemed in every respect effective service of process upon such Party in any such suit or proceeding. Nothing herein shall affect the right of the Parties to serve process in any other manner permitted by law. The Parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     14. No Admission of Fault. This Settlement Agreement is a compromise settlement of disputed claims and may not be deemed or used as an admission of liability or fault on the part of any Party hereto.

     15. Each Party To Bear Own Costs and Attorneys' Fees. Each Party hereto shall bear its own respective costs, expenses, and attorneys' fees with respect to this Settlement Agreement and the matters settled hereby.

     16. Entire Agreement. This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous agreements, negotiations, or understandings, whether written or oral, concerning the settlement of the Crosslink claims; provided, however, that this Settlement Agreement, except as expressly provided herein, shall not supercede the Stock Purchase Agreement, the Registration Rights Agreement entered into in connection with the Stock Purchase Agreement, or the Registration Rights Agreement with respect to the Shares attached hereto as Exhibit A.

     17. Amendment Only In Writing. This Settlement Agreement may be amended only by a written agreement executed by all Parties hereto.

     18. Severability. In case any provision of this Settlement Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Settlement Agreement shall not in any way be affected or impaired thereby.

     19. Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed a duplicate original, but all of which together shall constitute one and the same instrument.

     20. Joint Participation in Drafting. Each party to this Settlement Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Party to this Agreement.

     [intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.


                                Adept Technology, Inc.


                                By:   /s/ Robert H. Bucher
                                      --------------------
                                      Its: President and Chief Executive Officer




                 [CROSSLINK ENTITIES' SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.


                                Crosslink Ventures IV, L.P.

                                By: Crosslink Ventures IV Holdings, L.L.C., its General Partner

                                        By: /s/ Michael J. Stark
                                            --------------------
                                            Michael J. Stark, Managing Member


                                        Offshore Crosslink Omega Ventures IV,
                                        (a Cayman Islands Unit Trust)

                                By: Crosslink Ventures IV Holdings, L.L.C., its General Partner

                                        By: /s/ Michael J. Stark
                                            --------------------
                                            Michael J. Stark, Managing Member


                                Crosslink Omega Ventures IV GmbH & Co. KG

                                By:     Crosslink Verwaltungs GmbH,
                                        its General Partner

                                        By: /s/ Michael J. Stark
                                            --------------------
                                            Michael J. Stark, Managing Member


                                Omega Bayview IV, L.L.C.

                                        By: /s/ Michael J. Stark
                                            --------------------
                                            Michael J. Stark, Managing Member


                                Crosslink Crossover Fund IV, L.P.

                                By: Crossover Fund IV Management, L.L.C., its General Partner

                                        By: /s/ Michael J. Stark
                                            --------------------
                                            Michael J. Stark, Managing Member